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                                                                   EXHIBIT 10.8A


                             FOURTH AMENDMENT TO THE
                  GRAPHIC PACKAGING SAVINGS AND INVESTMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)


1. PLAN SPONSOR: Graphic Packaging International Corporation.

2. AMENDMENT OF PLAN: The following amendment to the Graphic Packaging Savings and Investment Plan (As Amended and Restated Effective January 1, 1997) (the "Plan") is adopted effective March 24, 2003.

3. SECTION 3.2(a)(vi) OF THE PLAN SHALL BE AMENDED TO READ IN FULL AS FOLLOWS:

         (vi) Effective for Plan Years beginning on and after January 1, 2000, the allocation of Company Matching Contributions on behalf of each Participant for the payroll period shall be equal to 60% of the Participant's Participant Contributions for the Plan Year, up to a maximum allocation of 3.6% of the Participant's Compensation for the payroll period. Prior to March 24, 2003, Company Matching Contributions made pursuant to this Section 3.2(a)(vi) shall be initially invested in Graphic Packaging Stock. Effective March 24, 2003, Company Matching Contributions made pursuant to this Section 3.2(a)(vi) may be made in Graphic Packaging Stock or cash, as determined by the Company in its sole discretion.

4. TERMS AND CONDITIONS OF PLAN. Except for the above amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

                                                   GRAPHIC PACKAGING
                                                   INTERNATIONAL CORPORATION


                                                   By:
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